AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT

This Amendment (this “Amendment”), effective June 23, 2016, is made to the Administrative Services Agreement by and between Great-West Funds, Inc. (“Great-West Funds”) and Great-West Life & Annuity Insurance Company (“GWL&A”).

WHEREAS, Great-West Funds and GWL&A are parties to an Administrative Services Agreement, dated May 1, 2015 as amended (the “Agreement”); and

WHEREAS, pursuant to Section 12.1 of the Agreement, Great-West Funds and GWL&A desire to amend the Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, Great-West Funds and GWL&A agree as follows:

1.	Section 5.4 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Section 5.4 Designation of Affiliates/Third Parties.

Notwithstanding anything stated herein to the contrary, GWL&A may designate one or more of its affiliates and/or third parties for any performance required under this Article 5; provided however, GWL&A shall remain liable for the performance of the activities it is to perform and shall not be relieved of any of its obligations under this Agreement as a result of such delegation.”

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

[Remainder of page intentionally left blank. Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized at Greenwood Village, Colorado, on the day and year first written above.

GREAT-WEST FUNDS, INC.		GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ David L. Musto	By:	/s/ Mary C. Maiers

Name:	David L. Musto	Name:	Mary C. Maiers

Title:	President & CEO	Title:	Vice President

EXHIBIT A

FEES

Recordkeeping and Administrative Services Fees: Great-West Funds shall pay GWL&A a fee equal to 0.35% of the average daily net asset value of G, G1, Initial, L, T, and T1 class shares of each of the Funds listed below, excluding the Great-West SecureFoundation Balanced ETF, for which GWL&A provides services.

All fees shall be paid monthly in arrears. Each monthly fee shall be determined based on the average daily net asset value of the assets in the account during each month and each monthly fee will be independent of every other monthly fee.

CORE FUNDS	PROFILE FUNDS (CONTINUED)
Great-West Ariel Mid Cap Value Fund	Great-West Moderately Aggressive Profile II Fund
Great-West Bond Index Fund	Great-West Moderately Conservative Profile I Fund
Great-West Federated Bond Fund	Great-West Moderately Conservative Profile II Fund
Great-West Goldman Sachs Mid Cap Value Fund	LIFETIME ASSET ALLOCATION FUNDS
Great-West International Index Fund	Great-West Lifetime 2015 Fund
Great-West Invesco Small Cap Value Fund	Great-West Lifetime Conservative 2015 Fund
Great-West Loomis Sayles Bond Fund	Great-West Lifetime 2020 Fund
Great-West Loomis Sayles Small Cap Value Fund	Great-West Lifetime Conservative 2020 Fund
Great-West MFS International Growth Fund	Great-West Lifetime 2025 Fund
Great-West MFS International Value Fund	Great-West Lifetime Conservative 2025 Fund
Great West Money Market Fund	Great-West Lifetime 2030 Fund
Great-West Multi-Manager Large Cap Growth Fund	Great-West Lifetime Conservative 2030 Fund
Great-West Multi-Manager Small Cap Growth Fund	Great-West Lifetime 2035 Fund
Great-West Putnam Equity Income Fund	Great-West Lifetime Conservative 2035 Fund
Great-West Putnam High Yield Bond Fund	Great-West Lifetime 2040 Fund
Great-West Real Estate Index Fund	Great-West Lifetime Conservative 2040 Fund
Great-West S&P 500 Index Fund	Great-West Lifetime 2045 Fund
Great-West S&P Mid Cap 400 Index Fund	Great-West Lifetime Conservative 2045 Fund
Great-West S&P Small Cap 600 Index Fund	Great-West Lifetime 2050 Fund
Great-West Short Duration Bond Fund	Great-West Lifetime Conservative 2050 Fund
Great-West Stock Index Fund	Great-West Lifetime 2055 Fund
Great-West T. Rowe Price Equity Income Fund	Great-West Lifetime Conservative 2055 Fund
Great-West T. Rowe Price Mid Cap Growth Fund	SECUREFOUNDATION FUNDS
Great-West Templeton Global Bond Fund	Great-West SecureFoundation Balanced Fund
Great-West U.S. Government Mortgage Securities Fund	Great-West SecureFoundation Lifetime 2015 Fund
PROFILE FUNDS	Great-West SecureFoundation Lifetime 2020 Fund
Great-West Aggressive Profile I Fund	Great-West SecureFoundation Lifetime 2025 Fund
Great-West Aggressive Profile II Fund	Great-West SecureFoundation Lifetime 2030 Fund
Great-West Conservative Profile I Fund	Great-West SecureFoundation Lifetime 2035 Fund
Great-West Conservative Profile II Fund	Great-West SecureFoundation Lifetime 2040 Fund
Great-West Moderate Profile I Fund	Great-West SecureFoundation Lifetime 2045 Fund
Great-West Moderate Profile II Fund	Great-West SecureFoundation Lifetime 2050 Fund
Great-West Moderately Aggressive Profile I Fund	Great-West SecureFoundation Lifetime 2055 Fund

AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT

This Amendment (this “Amendment”), effective July 14, 2017, is made to the Administrative Services Agreement by and between Great-West Funds, Inc. (“Great-West Funds”) and Great-West Life & Annuity Insurance Company (“GWL&A”).

WHEREAS, Great-West Funds and GWL&A are parties to an Administrative Services Agreement, dated May 1, 2015, as amended (the “Agreement”); and

WHEREAS, pursuant to Section 12.1 of the Agreement, Great-West Funds and GWL&A desire to amend the Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, Great-West Funds and GWL&A agree as follows:

1.	Exhibit A of the Agreement is deleted in its entirety and replaced with the Exhibit A attached hereto and incorporated herein.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized at Greenwood Village, Colorado, on the day and year first written above.

GREAT-WEST FUNDS, INC.		GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ David L. Musto	By:	/s/ Mary C. Maiers
Name:	David L. Musto	Name:	Mary C. Maiers
Title:	President & CEO	Title:	Vice President

EXHIBIT A

FEES

Recordkeeping and Administrative Services Fees: Great-West Funds shall pay GWL&A a fee equal to 0.35% of the average daily net asset value of Investor, Service, and L Class shares of each of the Funds listed below, excluding the Great-West SecureFoundation Balanced ETF, for which GWL&A provides services.

All fees shall be paid monthly in arrears. Each monthly fee shall be determined based on the average daily net asset value of the assets in the account during each month and each monthly fee will be independent of every other monthly fee.

CORE FUNDS	LIFETIME ASSET ALLOCATION FUNDS
Great-West Ariel Mid Cap Value Fund	Great-West Lifetime 2015 Fund
Great-West Bond Index Fund	Great-West Lifetime Conservative 2015 Fund
Great-West Core Bond Fund	Great-West Lifetime 2020 Fund
Great-West Goldman Sachs Mid Cap Value Fund	Great-West Lifetime Conservative 2020 Fund
Great West Government Money Market Fund	Great-West Lifetime 2025 Fund
Great-West International Index Fund	Great-West Lifetime Conservative 2025 Fund
Great-West Invesco Small Cap Value Fund	Great-West Lifetime 2030 Fund
Great-West Loomis Sayles Bond Fund	Great-West Lifetime Conservative 2030 Fund
Great-West Loomis Sayles Small Cap Value Fund	Great-West Lifetime 2035 Fund
Great-West MFS International Growth Fund	Great-West Lifetime Conservative 2035 Fund
Great-West MFS International Value Fund	Great-West Lifetime 2040 Fund
Great-West Multi-Manager Large Cap Growth Fund	Great-West Lifetime Conservative 2040 Fund
Great-West Multi-Manager Small Cap Growth Fund	Great-West Lifetime 2045 Fund
Great-West Putnam Equity Income Fund	Great-West Lifetime Conservative 2045 Fund
Great-West Putnam High Yield Bond Fund	Great-West Lifetime 2050 Fund
Great-West Real Estate Index Fund	Great-West Lifetime Conservative 2050 Fund
Great-West S&P 500 Index Fund	Great-West Lifetime 2055 Fund
Great-West S&P Mid Cap 400 Index Fund	Great-West Lifetime Conservative 2055 Fund
Great-West S&P Small Cap 600 Index Fund	SECUREFOUNDATION FUNDS
Great-West Short Duration Bond Fund	Great-West SecureFoundation Balanced Fund
Great-West T. Rowe Price Equity Income Fund	Great-West SecureFoundation Lifetime 2015 Fund
Great-West T. Rowe Price Mid Cap Growth Fund	Great-West SecureFoundation Lifetime 2020 Fund
Great-West Templeton Global Bond Fund	Great-West SecureFoundation Lifetime 2025 Fund
Great-West U.S. Government Mortgage Securities Fund	Great-West SecureFoundation Lifetime 2030 Fund
PROFILE FUNDS	Great-West SecureFoundation Lifetime 2035 Fund
Great-West Aggressive Profile Fund	Great-West SecureFoundation Lifetime 2040 Fund
Great-West Conservative Profile Fund	Great-West SecureFoundation Lifetime 2045 Fund
Great-West Moderate Profile Fund	Great-West SecureFoundation Lifetime 2050 Fund
Great-West Moderately Aggressive Profile Fund	Great-West SecureFoundation Lifetime 2055 Fund
Great-West Moderately Conservative Profile Fund

AMENDMENT TO SHAREHOLDER SERVICES AGREEMENT

This Amendment (this “Amendment”), effective September 10, 2018, is made to the Shareholder Services Agreement by and between Great-West Funds, Inc. (“Great-West Funds”) and Great-West Life & Annuity Insurance Company (“GWL&A”).

WHEREAS, Great-West Funds and GWL&A are parties to a Shareholder Services Agreement, dated May 1, 2015, as amended (the “Agreement”); and

WHEREAS, pursuant to Section 12.1 of the Agreement, Great-West Funds and GWL&A desire to amend the Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, Great-West Funds and GWL&A agree as follows:

1.	Exhibit A of the Agreement is deleted in its entirety and replaced with the Exhibit A attached hereto and incorporated herein.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized at Greenwood Village, Colorado, on the day and year first written above.

GREAT-WEST FUNDS, INC.		GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Mary C. Maiers	By:	/s/ Jonathan Kreider
Name:	Mary C. Maiers	Name:	Jonathan Kreider
Title:	Chief Financial Officer & Treasurer	Title:	Vice President

Amend to Shareholder Services Agreement (Adding GWCS Funds)	Page 1 of 3

EXHIBIT A FEES

Recordkeeping and Shareholder Services Fees: Great-West Funds shall pay GWL&A a fee equal to 0.35% of the average daily net asset value of Investor, Service, and L Class shares of each of the Funds listed below for which GWL&A provides services.

All fees shall be paid monthly in arrears. Each monthly fee shall be determined based on the average daily net asset value of the assets in the Fund during each month and each monthly fee will be independent of every other monthly fee.

Great-West Ariel Mid Cap Value Fund

Great-West Bond Index Fund

Great-West Core Bond Fund

Great-West Core Strategies: Flexible Bond Fund

Great-West Core Strategies: Inflation-Protected Securities Fund

Great-West Core Strategies: International Equity Fund

Great-West Core Strategies: Short Duration Bond Fund

Great-West Core Strategies: U.S. Equity Fund

Great-West Emerging Markets Equity Fund

Great-West Global Bond Fund

Great-West Government Money Market Fund

Great-West Inflation-Protected Securities Fund

Great-West International Growth Fund

Great-West International Index Fund

Great-West International Value Fund

Great-West Invesco Small Cap Value Fund

Great-West Large Cap Growth Fund

Great-West Loomis Sayles Small Cap Value Fund

Great-West Mid Cap Value Fund

Great-West Multi-Sector Bond Fund

Great-West Putnam Equity Income Fund

Great-West Putnam High Yield Bond Fund

Great-West Real Estate Index Fund

Great-West S&P 500® Index Fund

Great-West S&P Mid Cap 400® Index Fund

Great-West S&P Small Cap 600® Index Fund

Great-West Short Duration Bond Fund

Great-West Small Cap Growth Fund

Great-West T. Rowe Price Equity Income Fund

Great-West T. Rowe Price Mid Cap Growth Fund

Great-West U.S. Government Securities Fund

Great-West Lifetime Conservative 2015 Fund

Great-West Lifetime Conservative 2020 Fund

Great-West Lifetime Conservative 2025 Fund

Great-West Lifetime Conservative 2030 Fund

Great-West Lifetime Conservative 2035 Fund

Great-West Lifetime Conservative 2040 Fund

Great-West Lifetime Conservative 2045 Fund

Great-West Lifetime Conservative 2050 Fund

Great-West Lifetime Conservative 2055 Fund

Great-West Lifetime 2015 Fund

Amend to Shareholder Services Agreement (Adding GWCS Funds)	Page 2 of 3

Great-West Lifetime 2020 Fund

Great-West Lifetime 2025 Fund

Great-West Lifetime 2030 Fund

Great-West Lifetime 2035 Fund

Great-West Lifetime 2040 Fund

Great-West Lifetime 2045 Fund

Great-West Lifetime 2050 Fund

Great-West Lifetime 2055 Fund

Great-West Aggressive Profile Fund

Great-West Moderately Aggressive Profile Fund

Great-West Moderate Profile Fund

Great-West Moderately Conservative Profile Fund

Great-West Conservative Profile Fund

Great-West SecureFoundation® Balanced Fund

Great-West SecureFoundation® Lifetime 2015 Fund

Great-West SecureFoundation® Lifetime 2020 Fund

Great-West SecureFoundation® Lifetime 2025 Fund

Great-West SecureFoundation® Lifetime 2030 Fund

Great-West SecureFoundation® Lifetime 2035 Fund

Great-West SecureFoundation® Lifetime 2040 Fund

Great-West SecureFoundation® Lifetime 2045 Fund

Great-West SecureFoundation® Lifetime 2050 Fund

Great-West SecureFoundation® Lifetime 2055 Fund

Amend to Shareholder Services Agreement (Adding GWCS Funds)	Page 3 of 3